Exhibit 3.1b
                                                                    ------------

                              ARTICLES OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                              DOCTORSCHAT.COM, INC.

         Pursuant to the Florida Business Corporation Act, the undersigned, constituting all of the directors of DoctorsChat.com, Inc., a Florida corpora-tion (the "Corporation"), hereby adopt the following Articles of Amendment to its Articles of Incorporation:

         FIRST:   Article I of the Articles of Incorporation of the Corporation
is amended to read as follows:

                                   ARTICLE I
                                NAME AND ADDRESS

         The name of the Corporation is DoctorSurf.com, Inc. The Corporation's principal office and mailing address is 6950 Bryan Dairy Road, Largo, Florida 33777.

         SECOND: Article V of the Articles of Incorporation of the Corporation is amended to read as follows:

                                    ARTICLE V
                           INITIAL BOARD OF DIRECTORS

         The number of directors constituting the initial Board of Directors of the Corporation is three. The initial directors of the Corporation are Dr. Rakesh K. Sharma, 6950 Bryan Dairy Road, Largo, Florida 33777; Jugal K. Taneja, 6950 Bryan Dairy Road, Largo, Florida 33777; and Martin A. Traber, 100 N. Tampa Street, Suite 2700, Tampa, Florida 33602. The number of directors may be increased or decreased from time to time by the Board of Directors in accordance with the Corporation's Bylaws.

         THIRD: The foregoing amendments were approved and adopted by unanimous written consent of the directors of the Corporation on May 12, 1999, without shareholder action, and shareholder action was not required.

         IN WITNESS WHEREOF, these Articles of Amendment have been executed this 12th day of May, 1999.


                    /s/ Dr. Rakesh K. Sharma
                  ---------------------------------
                  Dr. Rakesh K. Sharma, Director


                    /s/ Jugal K. Taneja
                  ---------------------------------
                  Jugal K. Taneja, Director


                    /s/ Martin A. Traber
                  ---------------------------------
                  Martin A. Traber, Director